Exhibit 99.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of April 18, 2021, is entered into by and among Madeira Holdings, LLC, a Delaware limited liability company (“Parent”), and the Persons executing this Agreement as “Holders” on the signature pages hereto (each a “Holder” and collectively, the “Holders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Madeira Merger Subsidiary, Inc., a Pennsylvania corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and Marlin Business Services Corp., a Pennsylvania corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger;

WHEREAS, as of the date hereof, each Holder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) of and is entitled to dispose of and vote the number of shares of common stock, par value $0.01 per share, of the Company (each, a “Share”) as set forth on Schedule A (with respect to such Holder, (a) the “Owned Shares” and (b) such Owned Shares, together with any Shares with respect to which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement, the “Subject Shares”); and

WHEREAS, in connection with the execution and delivery of the Merger Agreement, Parent and each Holder desire to enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I

DEFINITIONS; INTERPRETATION

SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.

SECTION 1.02. Interpretation.

(a) When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to the corresponding Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Article II

REPRESENTATIONS AND WARRANTIES OF EACH HOLDER

Each Holder hereby represents and warrants, severally and not jointly, to Parent that:

SECTION 2.01. Organization. Such Holder is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization.

SECTION 2.02. Ownership of Owned Shares. Such Holder is the beneficial owner of, and has good and marketable title to, the Owned Shares, free and clear of all Liens, except for any Liens created by this Agreement and those imposed by applicable Laws. Such Holder does not beneficially own (within the meaning of Section 13 of the Exchange Act) any Shares or any other form of securities of the Company or any of its Subsidiaries other than the Owned Shares. Such Holder has the sole right to vote the Owned Shares, and, except as contemplated by this Agreement, none of the Owned Shares is subject to any voting trust or other agreement with respect to the voting of the Owned Shares. Such Holder has the sole right to dispose of the Owned Shares with no restrictions, subject to applicable Laws on its rights of disposition of the Owned Shares. Except as contemplated by this Agreement, (a) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Holder to sell, transfer, pledge, assign, exchange, lend, encumber or otherwise dispose of (collectively, “Transfer”) or cause to be Transferred any Owned Shares or otherwise relating to the Transfer of any Owned Shares and (b) no Person has any contractual or other right or, except as provided in the organizational documents of such Holder, obligation to purchase or otherwise acquire any of such Owned Shares.

SECTION 2.03. Authority; Execution and Delivery; Enforceability. Such Holder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution and delivery by such Holder of this Agreement and the performance by such Holder of its obligations hereunder have been duly authorized and approved by all requisite limited partnership or limited liability company action, and no other limited partnership or limited liability company action on the part of such Holder is necessary to authorize the execution and delivery of this Agreement or the performance by such Holder of its obligations hereunder. This Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Law of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

SECTION 2.04. No Conflicts; Governmental Approvals.

(a) Neither the execution and delivery of this Agreement by such Holder, nor the performance or compliance by such Holder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of such Holder or (ii)(x) assuming that the actions described in Section 2.04(b) have been completed prior to or promptly after the Effective Time, violate any Law applicable to such Holder, (y) violate or constitute a default (or an event which with notice or lapse of time or both would become a default) under any of the terms, conditions or provisions of any Contract to which such Holder is a party or accelerate such Holder’s obligations under any such Contract which, in any case, has had or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder or (z) except as contemplated by this Agreement, result in the creation of any Lien on any properties or assets of such Holder (including the Owned Shares).

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by such Holder in connection with the execution, delivery and performance of this Agreement by such Holder, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

SECTION 2.05. Litigation. There is no pending or, to the knowledge of such Holder, threatened in writing, Proceeding or, to the knowledge of such Holder, investigation against such Holder, that, individually or in the aggregate, has had or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder. There is no outstanding injunction, order, judgment, ruling, decree or writ imposed upon such Holder that, individually or in the aggregate, has had or would reasonably be expected to prevent, impair or interfere with the ability of such Holder to perform its obligations hereunder.

SECTION 2.06. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Holder.

Article III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Holders that:

SECTION 3.01. Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.

SECTION 3.02. Authority; Execution and Delivery; Enforceability. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and the performance by Parent of its obligations hereunder have been duly authorized and approved by all requisite action, and no other action on the part of Parent is necessary to authorize the execution and delivery of this Agreement or the performance by Parent of its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Holders, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

SECTION 3.03. No Conflicts; Governmental Approvals.

(a) Neither the execution and delivery of this Agreement by Parent, nor the performance or compliance by Parent with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the organizational documents of Parent or (ii)(x) assuming that the actions described in Section 3.03(b) have been completed prior to or promptly after the Effective Time, violate any Law applicable to Parent, (y) violate or constitute a default (or an event which with notice or lapse of time or both would become a default) under any of the terms, conditions or provisions of any Contract to which Parent is a party or accelerate Parent’s obligations under any such Contract or (z) result in the creation of any Lien on any properties or assets of Parent.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent, other than filings with the SEC under the Exchange Act and such reports under, and such other compliance with, the Exchange Act and other applicable securities Laws as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

Article IV

COVENANTS OF HOLDERS

SECTION 4.01. Agreement to Vote.

(a) Prior to the termination of this Agreement, each Holder agrees that at the Shareholders Meeting or at any other meeting of the holders of Shares at which a vote of such Holders contemplated below is taken: (i) when such a meeting of the holders of Shares is held, such Holder shall appear at such meeting or otherwise cause such Holder’s Subject Shares to be counted as present thereat for the purpose of establishing a quorum and (ii) such Holder shall vote or cause to be voted at any such meeting all of such Holder’s Subject Shares (A) in favor of adopting the Merger Agreement and any other actions contemplated by the Merger Agreement in respect of which the approval of the holders of Shares is requested; (B) in favor of adoption of any proposal in respect of which the Company Board has (1) determined is reasonably necessary to facilitate any of the transactions contemplated by the Merger Agreement, (2) disclosed the determination described in the foregoing clause (1) in the Proxy Statement or other written materials disseminated to the holders of Shares and (3) recommended to be adopted or approved by the holders of Shares; and (C) against (1) any Acquisition Proposal, whether or not constituting a Superior Proposal and (2) any action, proposal, transaction or agreement that would reasonably be expected to prevent, impair, delay or otherwise interfere with the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(b) For the avoidance of doubt, each Holder shall retain at all times for the duration of this Agreement the right to vote any Subject Shares in such Holder’s sole discretion, and without any other limitation, on any matters other than those explicitly set forth in this Section 4.01 that are at any time or from time to time presented for consideration to the holders of Shares.

(c) Prior to the termination of this Agreement, each Holder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not take any action or commit or agree to take any action, that would reasonably be expected to prevent, impair or interfere with such Holder’s ability to perform any of such Holder’s obligations pursuant to this Agreement.

(d) Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Holders.

SECTION 4.02. Transfer and Other Restrictions. Prior to the conclusion of the Shareholders Meeting (giving effect to any adjournment or postponement thereof) to consider and vote upon the adoption of the Merger Agreement or, if earlier, the termination of this Agreement, the Holders shall not, directly or indirectly, (a) Transfer, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of, any Subject Shares to any Person or (b) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any Subject Shares, or deposit any Subject Shares into a voting trust. Any attempted Transfer of, or other action with respect to, Subject Shares or any interest therein in violation of this Section 4.02 shall be null and void.

SECTION 4.03. No Solicitation. From the date hereof until the termination of this Agreement , subject to Section 4.08 below, the Holders shall not, and shall instruct and use their reasonable best efforts to cause their respective Representatives not to, directly or indirectly: (a) initiate, solicit or knowingly take any action to facilitate, solicit or encourage any Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal or (b) participate in any discussions or negotiations regarding, or furnish or provide any non-public information to any Person in connection with, any Acquisition Proposal; provided, that in the event a Person submits an Acquisition Proposal to the Company, such Holder and its Representatives may hold discussions with such Person solely with respect to the terms of a proposed voting agreement with respect to the transaction contemplated by such Acquisition Proposal following such time as the Company determines that the Company Board may take any of the actions set forth in Section 5.02(d)(ii) or (iii) of the Merger Agreement.

SECTION 4.04. State Licenses. Prior to the termination of this Agreement, at Parent’s sole expense, each Holders shall use commercially reasonable efforts to cooperate with Parent, the Company and its Affiliates to provide any information with respect to such Holder reasonably requested in writing by the Company in connection with Section 6.19 of the Merger Agreement to the extent the provision of such information is reasonably necessary in order to fulfill the Company’s obligations under Section 6.19 of the Merger Agreement; provided, that Parent, the Company and its Affiliates shall use reasonable best efforts to minimize the information requested of each such Holder hereunder.

SECTION 4.05. Stock Dividends, etc. If between the date of this Agreement and the termination of this Agreement the issued and outstanding Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the terms “Owned Shares” and “Subject Shares” shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

SECTION 4.06. Waiver of Appraisal Rights. Each Holder hereby waives, and shall cause to be waived, any and all rights of appraisal or rights to dissent from the Merger or the other transactions contemplated by the Merger Agreement that such Holder may have under applicable Law.

SECTION 4.07. Disclosure. The Holders hereby authorize the Company, Parent and Merger Sub to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and the filings required under applicable Law, each Holder’s identity and ownership of the Subject Shares and the nature of each Holder’s obligations under this Agreement. Parent hereby authorizes each Holder to disclose in any disclosure required by any Governmental Entity Parent’s identity and the nature of Parent’s obligations under this Agreement and to file a copy of this Agreement as an exhibit to any Schedule 13D filing by the Holders under applicable securities Laws.

SECTION 4.08. Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a holder of Shares and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations any officer or director or designee of the Holders or their Affiliates serving on the Company Board from taking any action or failing to take any action in his or her capacity as a director of the Company or voting or providing written consent as a director of the Company in his or her sole discretion on any matter, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director of the Company shall be deemed to constitute a breach of any provision of this Agreement.

SECTION 4.09. Additional Owned Shares. Each Holder shall provide as promptly as reasonably practicable written notice to Parent of additional Shares of which such Holder becomes the “beneficial owner” after the date hereof and during the term of this Agreement.

Article V

GENERAL PROVISIONS

SECTION 5.01. Notices. All notices, requests, claims, demands, and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in person; (b) when sent, if sent by email; (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested); and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):

If to Parent, to:

c/o HPS Investment Partners, LLC

40 West 57th Street

33rd Floor

New York, NY 10019

Attn:             Jon Ashley; Justin Staadecker

Email:           Jon.Ashley@hpspartners.com; Justin.Staadecker@hpspartners.com with a copy (which will not constitute notice) to:

Skadden, Arps, Slate Meagher & Flom LLP

One Manhattan West

New York, New York, 10001

Attention:     Joseph A. Coco; Blair T. Thetford

Email:           Joseph.coco@skadden.com; blair.thetford@skadden.com

If to the Holders, to:

Red Mountain Capital Partners LLC

1999 Avenue of the Stars, Suite 1100 PMB #314

Los Angeles, California 90067

Attention:     Willem Mesdag

Email:           WMesdag@Redmtncap.com

with a copy (which will not constitute notice) to:

Munger, Tolles & Olson LLP

350 South Grand Avenue, 50th Floor

Los Angeles, California 90071

Attention:     Jennifer Broder; David Lee

Email:           jennifer.broder@mto.com; david.lee@mto.com

SECTION 5.02. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in an acceptable manner so the end that the transactions contemplated by this Agreement are fulfilled to the fullest extent possible.

SECTION 5.03. Assignment. This Agreement may not be assigned by operation of law or otherwise (a) in the case of any assignment by Parent, without the prior written consent of a majority (in terms of aggregate voting power) of the Subject Shares or (b) in the case of any assignment by any Holders, without the prior written consent of Parent, other than an assignment to an Affiliate of such Holder who has signed a joinder to this Agreement in form reasonably acceptable to Parent.

SECTION 5.04. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 5.05. Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 5.06. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

SECTION 5.07. Counterparts. This Agreement may be executed and delivered (including by facsimile or email transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

SECTION 5.08. Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided that each of the parties hereto has the right to bring any action or Proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 5.09. Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 5.08(a) in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.2. However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.

SECTION 5.10. Specific Performance.

(a) The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm may occur that monetary damages could not make whole. It is accordingly agreed that each party hereto shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to seek to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking (it being understood and agreed that the other party shall not contest the seeking of such specific performance or the availability of specific performance as a remedy).

(b) Notwithstanding the parties’ rights to pursue specific performance pursuant to Section 5.10(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages.

SECTION 5.11. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto prior to the termination of this Agreement. The failure of any party to assert any rights or remedies under this Agreement will not constitute a waiver of such rights or remedies. Any extension or waiver with respect to this Agreement will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 5.12. Expenses. Except as set forth herein, each of the parties shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers and accountants) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby; provided that Parent shall be responsible for the fees and expenses of each Holder (including attorneys’ fees) in connection with the negotiation and execution of this Agreement.

SECTION 5.13. Termination. This Agreement and all obligations of the parties hereto hereunder shall automatically terminate, without further action by any party hereto, upon the earliest of (a) the conclusion of the Shareholders Meeting (giving effect to any adjournment or postponement thereof) to consider and vote upon the adoption of the Merger Agreement, (b) the termination of the Merger Agreement in accordance with its terms, (c) with respect to a Holder, the disposition of all Subject Shares by such Holder as permitted by this Agreement, (d) the date of approval by the Company of any modification, amendment or waiver of or to the Merger Agreement as in effect as of the date of this Agreement, which the Holders believe has an adverse effect on the consideration payable to stockholders of the Company upon consummation of the Merger, (e) the occurrence of a Change of Recommendation by the Company Board as permitted under Section 5.02(d)(iii) of the Merger Agreement and (f) with respect to any Holder, the mutual written agreement of such Holder and Parent. Notwithstanding anything in this Agreement to the contrary, in the event of any such termination of this Agreement, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of Parent or the applicable Holders, other than liability for any Intentional Breach of this Agreement prior to such termination; provided that the provisions set forth in Article V shall survive the termination of this Agreement.

[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

MADEIRA HOLDINGS, LLC

By:	/s/ Jon Ashley
Name: Jon Ashley
Title: Authorized Signatory

[Signature page to Voting Agreement]

HOLDERS:

RED MOUNTAIN PARTNERS, L.P.

by: RMCP GP, LLC, its general partner

By:	/s/ Willem Mesdag
Name: Willem Mesdag
Title: Authorized Signatory

RED MOUNTAIN INVESTORS I LLC – SERIES A

by: RMCP Manager LLC, its managing member

By:	/s/ Willem Mesdag
Name: Willem Mesdag
Title: Authorized Signatory

[Signature page to Voting Agreement]

SCHEDULE A

Holder	Shares
Red Mountain Partners, L.P.	2,092,583
Red Mountain Investors I LLC – Series A	839,927